Exhibit 10.15

Security Guaranty Agreement
Contract WYQYDB20210805

Contract Number: KCDDBN S 020211127018213

Party A (creditor): Shenzhen Qianhai WeBank Co., Ltd. (WeBank)

Party B (guarantor): Tang Hui

Type of certificate: ID card

Whereas: in order to guarantee the performance of the debts under the master Contract mentioned in Article 1 hereof, Party B is willing to provide the joint and several liability guarantee to Party A as the guarantor. This contract is signed online, and if Party B confirms this contract on the operation page, Party B shall be deemed to have read and agreed to this Maximum Guarantee Guarantee. The Contract (hereinafter referred to as the "The Contract") and agrees to sign this Contract shall come into force and be binding on both parties.

Article 1
Warranty and guaranty liability

1.1	Scope of maximum guarantee guarantee

The main contract of this contract is: Party A and Qingdao Day Intelligent Technology Co., LTD (Hereinafter referred to as the "debtor") signed the contract number is [see this contract annex 1] the loan line contract / comprehensive credit line contract (hereinafter referred to as the "credit contract") and according to the line contract has and will be signed all single credit contract (including loan contract, draft acceptance contract, draft discount contract, open guarantee contract, etc., the same), and its revision or supplement.

The scope of guarantee in this contract is: all the debts of the debtor under the main contract during the period of the creditor's rights, including the principal, interest, penalty interest and the cost of realizing the creditor's rights. The maximum debt principal shall not exceed RMB2760000 first. The determination period of the creditor's right in this contract shall be subject to the term of the loan line / credit line agreed in the limit contract (hereinafter referred to as the "limit term"). If Party A and the debtor extend the limit term according to the provisions of the limit contract, the determination period of the creditor's right shall be extended accordingly.

The principal, interest and expenses (if any) shall be calculated as agreed in the master contract and calculated until the date of repayment of the debt. Other expenses payable shall include but are not limited to party A's attorney fees, legal costs, arbitration fees, travel expenses, announcement fees, service fees, execution fees, transfer fees, third-party collection agency commission fees and other expenses paid by Party A for the realization of the creditor's rights and guarantee.

1.2	Warranty period of this Contract:

Three years from the effective date of this Contract to the expiration date of the term of performance of the debt under the single credit contract under the main Contract (if the date of expiration of the debt performance period under the multiple single credit contract is inconsistent, the latest date of expiration of the debt performance period shall prevail).

In the case of extension, extension, or change of the repayment plan of a single loan under the master contract, the guarantee period shall continue to three years from the date of expiration of the debt performance period after the extension, extension or change of the repayment plan.

1.3       If there are other guarantees for the claims under the Master Contract, no matter whether the guarantee is provided by the debtor or by a third party, Party A shall have the right to decide the order of the guarantee (including but not limited to requiring the guarantor to assume priority), and the guarantor shall not raise any defense accordingly; for the avoidance of doubt, in the case of multiple guarantors, each guarantor shall not constitute a joint guarantee between each other.

1.4       The guarantor shall independently assume the guarantee liability based on this Contract. If Party A waives, changes or loses other security interests, the guarantor undertakes to continue to assume the guarantee liability in accordance with this Contract. The guarantee liability of the guarantor shall remain valid and shall not be invalid or exempted due to changes in other security interests.

1.5       This contract is an irrevocable contract, and the joint and several liability guarantee provided by the guarantor is unconditional, irrevocable, and continuous and uninterrupted.

Article 2
Performance of the surety liability

2.1       If the debtor fails to perform the debts due (including those due in advance, the same below) as agreed in the master contract, Party B guarantees to unconditionally pay the debts after receiving the written payment notice from Party A. Any document issued by Party A that the debtor fails to perform the due debt may be used as a written notice of payment from Party B.

2.2       Party B hereby irrevocably authorizes Party A to directly deduct the principal, interest and expenses of the creditor's rights due by Party A to the debtor from any account opened by Party B in Party A. Party A shall notify Party B in writing after the deduction, and shall have the right to continue to claim the insufficient part from Party B. If the proceeds are insufficient to pay off all the debts due, Party A shall have the right to pay off the debts in the following order (for the avoidance of doubt, Party A shall have the right to decide and adjust the order of repayment):

If the debtor is overdue within 90 days (including 90 days), the order of repayment of principal and interest shall be as follows: (1) expenses (if any); (2) interest (including penalty interest and compound interest); (3) Principal.

If the debtor delays for more than 90 days, the repayment order of the principal and interest of the advance shall be as follows: (1) expenses (if any); (2) principal; and (3) interest (including penalty interest and compound interest).

2.3       in the guarantee of the main contract under the claims before and / or after, without the consent of party b, party a has the right to transfer all or part of the main contract through asset transfer, asset securitization to a third party, the corresponding guarantee rights no longer belong to the maximum amount, should be turned to ordinary joint liability guarantee, the guarantor shall continue to the third party joint liability. At the same time, the guarantor agrees that for the failure of transferring part of the creditor's right, it shall still bear the maximum amount guarantee liability within the scope of the original maximum amount guarantee as stipulated in Article 1.1 of this Contract. Party A has the right to notify Party B of the transfer of creditor's rights by means of telephone, SMS, email, wechat, announcement, financing platform announcement or financing platform news. If Party A transfers all or part of the creditor's rights under the main contract, the loan amount / credit line shall be reduced according to the amount of the creditor's rights transferred, and the loan amount / credit line shall be gradually restored according to the repayment amount of the debtor. Party B's guarantee liability will not be aggravated by Party A's transfer of the creditor's rights.

Article 3
Guarantee and commitment of the guarantor

3.1       Party B is a natural person with full capacity for civil rights and full civil capacity, and has the qualification and ability to sign and perform this Contract.

3.2       The signing of this Contract is the true intention of Party B and will not result in the violation of its agreement or commitment with any third party.

3.3       Party B warrants that all the materials provided to Party A are true, complete, legal and valid, and do not contain any false records, misleading statements or material omissions.

3.4       Except for the notice given to Party A in writing before the signing of this Contract, Party B shall not have any litigation, arbitration, execution, appeal, reconsideration or other events or circumstances that may have a material adverse impact on the performance of this Contract.

3.5       Party A shall have the right to require Party B to truthfully provide personal and family income, property and other relevant materials required by Party A. Party B shall guarantee that the documents and materials provided are true, complete and accurate.

3.5       Party B guarantees to cooperate with Party A to supervise and inspect its income and credit status. During the performance of this Contract, if Party A considers the loan guarantee deteriorating, Party B shall provide other guarantee measures approved by Party A.

3.6       Party B agrees that any electronic contract arising from the successful identification of Party B by one or more means of face scanning video, bank card authentication, telephone authentication, password verification, mobile phone OTP verification shall be a contract signed by Party B, and Party B shall bear the corresponding legal consequences.

3.7       party b clearly know, even if no longer / not as the debtor's legal representative of the (applicable to the debtor for the company, the same below) / or operator (applicable to the debtor for individual industrial and commercial households, the same hereinafter) or head (apply to the debtor for the company's business organization, the same below) position, still shall fulfill the legal representative change procedure before the amount of the debt under the main contract guarantee liability. Legal representative change procedure, refers to the debtor in the industrial and commercial registration authority after change the legal representative, the new legal representative / operator / head by party a's financing platform page, update the debtor's legal representative / operator / head information, and submit the relevant information, sign the relevant legal documents with party a.

3.8       Without the prior written consent of Party A, Party B shall not transfer all or part of any rights and obligations hereunder and the corresponding loan debts owed to Party A as agreed herein to a third party.

Article 4
The Rights and Obligations of the guarantor

4.1       Party B shall have the right to require Party A to keep confidential the materials provided by it, except as otherwise stipulated by laws, regulations or regulatory authorities or otherwise agreed by both parties, or the materials provided by Party B do not constitute confidential information.

4.2       Party B has carefully read the main contract and confirmed all the terms and conditions. Party B is aware that the debtor has signed the main contract with Party A through online certification. A single credit contract or other business certificate under the main contract shall not be confirmed by Party B unless the provisions of the main contract exceed.

Party a and the debtor to the change of the main contract, or single credit contract extension, extension or change repayment plan, or under the main contract, as long as the debt principal amount does not exceed the provisions of article 1.1 of this contract, without the consent of party b or notify party b, party b continues to be jointly and severally liable for debt under the main contract.

4.3       Party B shall notify Party A in writing within five working days from the date of the occurrence or possibility of the following matters, and Party A shall have the right to require Party B and the debtor to provide supplementary guarantee or directly recover all or part of the loan according to the specific circumstances of the matters:

(1) If Party B is involved in major cases or its major assets are taken by compulsory measures such as property preservation, or Party B is unable to perform its duties normally piece;

(2) Providing a guarantee to a third party has a material adverse impact on its financial position or its ability to perform its obligations under this Contract;

(3) The deterioration of the economic situation, such as unemployment, bankruptcy of the unit or heavy loss of personal property, major adverse changes in the personal physical condition, divorce between Party B and his spouse, and other matters that may affect Party B's ability to perform this Contract. (4) Other events sufficient to affect Party B's ability to perform this Contract, major events or default events affecting the security of Party A's loan.

4.4       If Party B changes its address, mailing address, contact telephone number and other matters, it shall notify Party A in writing within five working days after the change of the relevant matters. If Party B fails to perform the above notice obligations, if Party A sends the relevant notices and documents according to the original address, it shall be deemed to have been delivered.

4.5       Party B agrees that when Party A conducts pre-loan due diligence, in-loan information verification or post-loan inspection, collection and debt recovery, Will have the right to use or collect the identity information, contact information and other credit, financial, credit, lending, and other related information to the third party (including but not limited to, party a law firm loan services, outsourcing agencies, collection agencies, cooperation agencies, third party financial institutions, payment institutions, credit bureaus, the People's Bank of China financial credit information database, the Ministry of Public Security citizenship information database and other data (library) institutions, telecom operators and agents operators, administrative organs, institutions, Judicial organs, arbitration institutions, regulatory authorities, the Internet Finance Association of China and other industry self-regulatory organizations, etc.).

Article 5
Default clause

5.1       Any of the following events may constitute an event of breach under this Contract:

(1)       Party B fails to timely and fully fulfill the responsibility of paying off the debts due in behalf of the debtor;

(2)       Party B violates any statement, guarantee and commitment made;

(3)       Party B expressly expresses or indicates that it fails to perform any obligations hereunder or has any other failure to perform its obligations hereunder;

(4)       The relevant certificates and documents submitted by Party B to Party A or any representations, guarantees and commitments made by Party A are untrue, inaccurate, incomplete or have false records, misleading statements or material omissions; (5) Party B conceals the true and important information and does not cooperate with Party A's investigation, examination and inspection;

(6)       Party B is negligent in managing and pursuing the due creditor's rights, or disposing of its main property for free, unreasonable low price or other inappropriate means, or other acts of evading debts;

(7)       Party B violates other similar contracts (including but not limited to the credit extension contract, loan contract and guarantee contract) signed with Party A or any other third party, or conducts litigation or arbitration over disputes arising from such contracts;

(8)       The guaranty is invalid or revoked;

(9)       Party B makes use of the false contract with related parties, obtains the funds or credit of the lender through the transaction without actual transaction background, or intentionally escapes and cancels the creditor's rights enjoyed by Party A through related party transactions.

(10)     Party B has the following circumstances:

1)       Party B has any change in disability, unemployment, relocation, job change, business change, which Party A considers has or may affect Party B's performance of its guarantee liability;

2)       Party B is investigated for criminal responsibility according to law or is subject to other compulsory measures according to law or is taken measures to restrict its certain rights by relevant authorities, and Party A considers that it has performed or may affect Party B from performing its guarantee liability;

3)       Party B's successors or legatees refuse to continue to bear the security liability after giving up the inheritance or legacy or bequest or accepting the inheritance or legacy;

(11)     Other circumstances related to Party B that Party A considers to have done or may affect Party B's performance of its guarantee liability.

5.2       In case of any default event, Party A shall have the right to take the following measures:

(1)       Announce that all or part of the credit granted under the Master Contract shall expire immediately, require Party B to immediately perform the compensation liability, and have the right to directly deduct funds from Party B's account to pay off the aforementioned debts due (including the debts declared to be due immediately);

(2)       Request Party B to provide supplementary guarantee measures approved by Party A, including but not limited to providing collateral and pledged property;

(3)       Request Party B to compensate Party A for all losses (if any);

(4)       Party A shall have the right to exercise the legal right of cancellation and / or subrogation of creditors in accordance with laws. Under the aforementioned circumstances, Party B shall provide all necessary cooperation and assistance as required by Party A, and all expenses incurred thereby shall be borne by Party B;

(5)       Other remedies as agreed upon by laws, regulations and contracts.

Article 6
Supplementary Provisions

6.1       Loan IOU, loan vouchers and other credit vouchers related to this Contract, other relevant documents and materials confirmed by both parties, and party B. The letter of commitment and statement issued by the party A, the notice unilaterally issued by Party A to Party B shall be an integral part of this Contract Part, shall have the same legal effect. Party A has entrusted a third-party depository agency or used blockchain technology to extract and store this Contract and other relevant electronic evidence, so as to ensure that this Contract and relevant electronic evidence have not been tampered with after its formation and can be used as evidence in dispute settlement.

9.C Party B is clearly aware that this Contract is signed online with a third-party electronic signature (digital certificate) in accordance with the Electronic Signature Law of China. Party B for China Financial Certification Center (DVine " inenDiel D? J Dou i} iDe Dou ion Au Dou VoJi Dou Man, or D " DA) is announced in

V bucket d: / / www.D}De.Dom. The "D" DA Digital Certificate Service Agreement, Electronic Certification Business Rules for Global Trust System Electronic Certification Business Rules (hereinafter referred to as DdS) and their updated versions on the Dn website agree to accept and are willing to abide by all the terms of the "D" DA Digital Certificate, Book Service Agreement and DdS.

9.t enforcement notarization

□ Both parties agree to handle compulsory notarization of this contract. If Party B fails to perform or fully perform the obligations agreed herein after the notarization of this Contract is granted by both parties, Party A shall have the right to apply to the original notary office for the execution certificate and apply to the people's court with jurisdiction with the original notarial certificate and the execution certificate.

9.V Dispute resolution method

□ Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation, both parties agree to submit to Guangzhou Arbitration Commission and jointly entrust Guangzhou Arbitration Commission to appoint the sole arbitrator, who shall conduct online arbitration and conduct written trial in accordance with the network arbitration rules in effect at the time of application for arbitration. The arbitral award shall be final and binding on both parties.

□√For disputes arising from the performance of this Contract, both parties agree to file a lawsuit with the court with jurisdiction in the place where Party A's industrial and commercial registration is registered or the place where Party A does business, and agree that the subject court may conduct the trial by Internet. If the debtor is overdue and other defaults, the principal and interest of the arrears are less than t0 0,000 yuan, and the sued court is the pilot court for the reform of diverting complicated and simple ones, both parties agree that the court shall apply the trial according to the small litigation procedure, and the first instance is final.

9.S Service address and service method for confirmation

(t) Party B confirms that the E-mail address and mobile phone number reserved by Party B to Party A shall be used as the electronic delivery address, and the registered address of Party B (natural person is the id card address within the valid period) shall be used as the valid mailing address and method. Party B confirms that it agrees that Party A, notarial offices, arbitration agencies and judicial organs may serve commercial documents, notarial documents, arbitration documents and litigation documents by one or more of the aforementioned service methods. If Party A, the notary office, arbitration institution and judicial organ serve the documents to Party B in various ways, the service time shall be subject to the successful delivery date first displayed in the system in the above service method.

(C) party b to confirm the delivery way and address applies to the performance process (including but not limited to party a loan collection, etc.), strength notarization (including but not limited to notarization strength and default verification, etc.) process, arbitration process and dispute into the first mediation, first instance, second instance, retrial, retrial and execution procedure of litigation documents service.

(t) If the above service address and contact information need to be changed, Party B shall submit the request to Party A five working days in advance. If the above dispute has entered the notarization, arbitration or litigation procedures, Party B shall inform the notary organ, relevant arbitration institution and judicial organ in writing of the service address and contact information after the change.

(V) Inaccurate service address and contact information not provided or confirmed by Party B, Or failing to inform Party A, the notary organ, the arbitration organ, the judicial organ, the party or the designated recipient to sign for the receipt after the change of service address, If the notarial documents, arbitration and litigation documents are not actually received by the parties, In accordance with the above terms, The date of service shall be confirmed as follows: if delivered by mail, The return date specified in the logistics information of the delivery platform shall be the date of delivery; Direct delivery of the, The date of the receipt of the case on the spot; the litigation document of electronic service, The date of service is the date when the electronic document arrives at the specific system.

(S) After the dispute enters the civil procedure, if Party B responds to the lawsuit and directly submits the confirmation letter of service address to the court, if the confirmation address is inconsistent with the service address confirmed before the lawsuit, the confirmed service address submitted to the court shall prevail.

9.9 All the options determined in this Contract and the annexes shall be determined by drawing within the option box. Unmarking indicates that the option is not as agreed upon in this contract.

9.L This Contract shall be governed by the laws of the People's Republic of China.

9.8 This Contract shall come into force after being signed online by the parties concerned (stamped with electronic seal).

Party B hereby declares that it fully understands the terms of this Contract and the relevant terms of the Guarantee Contract (if any) and other relevant documents, and has obtained independent legal advice (when required).

(No text available below)

Annex I:

List of quota contracts

Loan Line Contract / Comprehensive Credit Line Contract No.: EDNS 020211111007782

This page is numbered by the KCDDBNS 020211127018213 The maximum amount guarantee contract signing page

Party A (seal):

Signing Date: November 27,2021

Party B (seal):

Signing date: November 27,2021

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